UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 7, 2007

Expedia, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51447 (Commission File Number)	20-2705720 (I.R.S. Employer Identification No.)

3150 139th Avenue S.E., Bellevue, Washington (Address of Principal Executive Offices)	98005 (Zip Code)
Registrant’s telephone number, including area code: (425) 679-7200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 7, 2007, Expedia, Inc. (the “Company”) entered into a Third Amendment (the “Third Amendment”) to the Credit Agreement, dated as of July 8, 2005, among Expedia, Inc., a Delaware corporation; Expedia, Inc., a Washington corporation; Travelscape, Inc., a Nevada corporation; Hotels.com, a Delaware corporation; Hotwire, Inc., a Delaware corporation; the other Borrowing Subsidiaries from time to time party thereto; the Lenders from time to time party thereto; Bank of America, N.A., as Syndication Agent; Wachovia Bank, N.A. and The Royal Bank of Scotland PLC, as Co-Documentation Agents; JPMorgan Chase Bank, N.A., as Administrative Agent; and J.P. Morgan Europe Limited, as London Agent, as amended as of December 7, 2006 and as of December 18, 2006 (the “Credit Agreement”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.
     The Third Amendment reduces the level of the minimum consolidated net worth test set forth in the Credit Agreement to the sum of $3.5 billion and, commencing with the fiscal quarter beginning on October 1, 2007, under specified circumstances, 50% of the Company’s Consolidated Net Income. Additionally, the Third Amendment amends the Credit Agreement to permit the Company to make certain Restricted Payments, provided there is no Default or Event of Default under the Credit Agreement, if the Company’s Leverage Ratio, after giving pro forma effect to such Restricted Payments and any related Indebtedness, would not have exceeded 3.0 to 1.0 as of the end of the most recently completed fiscal quarter.
     The foregoing summary is qualified in its entirety by reference to the Third Amendment, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

10.1	Third Amendment, dated as of August 7, 2007, to the Credit Agreement dated as of July 8, 2005, as amended by the First Amendment dated as of December 7, 2006 and the Second Amendment dated as of December 18, 2006, among Expedia, Inc., a Delaware corporation; Expedia, Inc., a Washington corporation; Travelscape LLC, a Nevada limited liability company (successor to Travelscape, Inc., a Nevada corporation); Hotels.com, a Delaware corporation; Hotwire, Inc., a Delaware corporation; the other Borrowing Subsidiaries from time to time party thereto; the Lenders from time to time party thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; and J.P. Morgan Europe Limited, as London Agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: August 7, 2007

EXPEDIA, INC.
By:	/s/ Burke F. Norton
	Name:	Burke F. Norton
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX
10.1	Third Amendment, dated as of August 7. 2007, to the Credit Agreement dated as of July 8, 2005, as amended by the First Amendment dated as of December 7, 2006 and the Second Amendment dated as of December 18, 2006, among Expedia, Inc., a Delaware corporation; Expedia, Inc., a Washington corporation; Travelscape LLC, a Nevada limited liability company (successor to Travelscape, Inc., a Nevada corporation); Hotels.com, a Delaware corporation; Hotwire, Inc., a Delaware corporation; the other Borrowing Subsidiaries from time to time party thereto; the Lenders from time to time party thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; and J.P. Morgan Europe Limited, as London Agent